Exhibit 5

ARNALL GOLDEN GREGORY LLP
171 17TH STREET, NW
SUITE 2100
ATLANTA, GEORGIA  30363-1031
TELEPHONE (404) 873-8500 – FACSIMILE (404) 873-8501

November 18, 2009

Sysco Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is rendered in connection with the proposed issue and sale by Sysco Corporation, a Delaware corporation (the "Company"), of up to 750,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), issued under the Sysco Corporation 2009 Non-Employee Directors Stock Plan (the “Plan”) upon the terms and conditions set forth in the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the prospectus utilized in connection therewith.  We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

In rendering the opinion contained herein, we have relied in part upon examination of the Company’s corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion.  Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, upon receipt in full of the consideration provided in the Plan, with a value equal to or in excess of the par value thereof, the Shares will be legally issued, fully paid and non-assessable when issued in the manner contemplated by the terms of the Plan and pursuant to a current prospectus in conformity with the Act.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Interests of Named Experts and Counsel.”  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                 Sincerely,

                 /s/ ARNALL GOLDEN GREGORY LLP
                 ARNALL GOLDEN GREGORY, LLP